UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2006

Wave Wireless Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

255 Consumers Road, Suite 500, Toronto, Ontario		M2J 1R4
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	416-502-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

1) Sale of Convertible Preferred Stock

On May 26, 2006, Wave Wireless Corporation (the "Registrant") closed the sale of 75.03 shares of its Series J Convertible Preferred Stock (the "Series J Preferred Stock") and 60.67 shares of its Series J1 Convertible Preferred Stock (the "Series J1 Preferred Stock"). On that date, the Registrant received gross proceeds of One Million, Seventeen Thousand, Seven Hundred and Fifty Dollars ($1,017,750) from accredited investors. The net proceeds to the Registrant were Nine Hundred and Ten Thousand, Three Hundred and Seventy-five Dollars ($910,375) after the payment of a 10% placement fee to the placement agent and legal fees in the amount of $5,600. Pursuant to the terms of the transaction, the investors also received 2,250,900 Series J and 1,820,100 Series J1 Warrants to purchase the Company's common stock. The Series J and Series J1 Warrants have an exercise price of $0.12 per share of common stock and expire five years from the date of issuance.

In addition to the Sales reported herein, the Registrant reported the closing of sales of Series J Securities in our current reports on form 8-K filed with the Securities and Exchange Commission on April 21, 2006 and May 3, 2006. The total gross proceeds of all of these sales were Two Million, Five Hundred and Six Thousand, Seven Hundred and Fifty dollars ($2,506,750).

2) Issuance of Securities for Services Rendered

On May 26, 2006, the Registrant issued 60 shares of its Series J1 Preferred Stock and 1,800,000 Series J1 Warrants to Burnham Hill Partners, a division of Pali Capital, and its registered assigns, in lieu of cash compensation, for services rendered related to the Registrant's restructuring, merger with WaveRider Communications Inc. and associated financing activities.

The sales and issuances of securities described above have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and were made in reliance upon the exemption from registration available under Regulation D promulgated under the Securities Act. This exemption was claimed on the basis that the transactions did not involve any public offering and the purchasers provided written assurances that they were accredited investors (as defined in Rule 501(a) of the Securities Act). The securities were, or shall be, issued with the appropriate restrictive legend indicating that they may not be offered or sold absent registration or an applicable exemption from registration requirements.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2006, the Registrant filed with the Delaware Secretary of State, a Certificate of Designation of the Relative Rights and Preferences of the Series J1 Convertible Preferred Stock (the "Series J1 Certificate"), thereby creating out of the authorized shares of the preferred stock, par value $0.0001 per share (the "Preferred Stock"), of the Registrant, a series of Preferred Stock designated as the Series J1 Convertible Preferred Stock (the "Series J1 Preferred Stock"). The Series J1 Preferred Stock consists of 300 shares. The conversion price of the Series J1 Preferred Stock is $0.075 per share, subject to certain adjustments.

Rank: Upon the liquidation, dissolution or winding up of the affairs of the Registrant, the Series J1 Preferred Stock shall rank (a) prior to the Registrant's common stock, par value $.0001 per share (the "Common Stock"), Series A Junior Participating Preferred Stock, Series F Convertible Preferred Stock, Series I Convertible Preferred Stock, and all other classes and series of the Registrant's capital stock hereafter created that, by their terms, rank junior to the Series J1 Preferred Stock (the "Series J Junior Stock"); (b) pari passu with the Registrant’s Series G Convertible Preferred Stock, Series H Convertible Preferred Stock, Series J Convertible Preferred Stock, and all classes and series of the Registrant's capital stock hereafter created that, by their terms, rank on parity with the Series J1 Preferred Stock (the "Series J1 Pari Passu Stock"); and (c) junior to the Registrant’s Series E Convertible Preferred Stock, and all other classes and series of the Registrant's capital stock hereafter created that, by their terms, rank senior to the Series J1 Preferred Stock (the "Series J1 Senior Stock"); provided, however, so long as at least Two Hundred (200) shares of the Series J and Series J1 Preferred Stock remain issued and outstanding, the Registrant shall not issue any Senior Stock that rank senior to the Series J1 Preferred Stock without the written consent of at least three-quarters (3/4) of the Series J and Series J1 Preferred Stock issued and outstanding. The Series J1 Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Registrant now or hereafter outstanding.

Dividends: Whenever the Board of Directors declares a dividend on the Common Stock each holder of record of a share of Series J1 Preferred Stock, or any fraction of a share of Series J1 Preferred Stock, on the date set by the Board of Directors to determine the owners of the Common Stock of record entitled to receive such dividend (the "Record Date") shall be entitled to receive, out of any assets at the time legally available therefor, an amount equal to such dividend declared on one share of Common Stock multiplied by the number of shares of Common Stock into which such share, or such fraction of a share, of Series J1 Preferred Stock could be converted on the Record Date.

Voting Rights: So long as any shares of the Series J1 Preferred Stock remain outstanding, the Registrant shall not, without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series J and Series J1 Preferred Stock then outstanding at the time (voting together as a single class), given in person or by proxy, either in writing or at a meeting, in which the holders of the Series J and Series J1 Preferred Stock vote separately as a class: (i) amend, alter or repeal the provisions of the Series J or Series J1 Preferred Stock so as to adversely affect any right, preference, privilege or voting power of the Series J or Series J1 Preferred Stock; or (ii) effect any distribution with respect to any Series J or Series J1 Junior Stock.

Except with respect to transactions upon which the Series J1 Preferred Stock shall be entitled to vote separately as a class, and except as otherwise required by the Delaware General Corporation Law, the Series J1 Preferred Stock shall not have any voting rights. The Common Stock into which the Series J1 Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as any other shares of issued and outstanding Common Stock of the Registrant.

Liquidation Preference: In the event of the liquidation, dissolution or winding up of the affairs of the Registrant, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Registrant and after payment or provision for payment of all amounts due to the holders of Series J1 Senior Stock (if any), the holders of shares of the Series J1 Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Registrant, whether such assets are capital or surplus of any nature, an amount equal to $7,500.00 per share (the "Series J1 Liquidation Preference Amount") of the Series J1 Preferred Stock before any payment shall be made or any assets distributed to the holders of any Series J1 Junior Stock. After payment of the full Series J1 Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series J1 Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Registrant.

Conversion: After issuance of the Series J1 Preferred Stock, the holders of Series J1 Preferred Stock may elect to convert their shares of Series J1 Preferred Stock into Common Stock of the Registrant. In the event that the number of shares of Common Stock beneficially owned by the holder amount to less than 9.99% of the shares of Common Stock outstanding at such time, and assuming the Registrant satisfies certain conditions, the Series J1 Preferred Stock automatically converts into shares of Common Stock.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wave Wireless Corporation

June 2, 2006	By:	T. Scott Worthington

Name: T. Scott Worthington
Title: Chief Financial Officer/Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Series J Certificate of Designation, incorporated by reference to exhibit 4.1 to Wave Wireless' Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 6, 2006.
4.2	Series J1 Certificate of Designation
10.1	Form of Security Purchase Agreement for Series J Securities, incorporated by reference to exhibit 10.1 to Wave Wireless' Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 21, 2006
10.2	Form of Registration Rights Agreement for Series J Securities, incorporated by reference to exhibit 10.2 to Wave Wireless' Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 21, 2006
10.3	Form of Series J Warrant, incorporated by reference to exhibit 10.1 to Wave Wireless' Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 6, 2006
10.4	Form of Securities Purchase Agreement for Series J1 Securities
10.5	Form of Registration Rights Agreement for Series J1 Securities
10.6	Form of Series J1 Warrant